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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Plan (as amended and restated October 26, 2000) of Catalytica Energy Systems, Inc., of our report dated February 14, 2001, with respect to the financial statements of Catalytica Energy Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

San Jose, California
October 5, 2001